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                                                                  Exhibit 23.3


The Board of Directors
IWL Communications, Inc. and Subsidiaries

We consent to the use of our report related to IWL Communications, Inc. and Subsidiaries included herein and to the reference to our firm under the headings "Summary Supplemental Consolidated Condensed Financial Data," "Selected Supplemental Consolidated Financial Data of CapRock," "Selected Historical Financial Data of IWL" and "Experts" in the prospectus.

                                                  KPMG PEAT MARWICK LLP


Houston, Texas
September 28, 1998